As filed with the Securities and Exchange Commission on January 6, 2025

Registration No. 333-284048

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FOCUS UNIVERSAL INC.

(Exact name of registrant as specified in its charter)

Nevada	46-3355876
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2311 East Locust Court

Ontario, CA 91761

(626) 272-3883

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registered Agent Solutions, Inc.

187 E Warm Springs Road, Suite B

Las Vegas, NV 89119

Tel: (888) 705-7274

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gilbert J. Bradshaw, Esq.

Corporate Securities Legal LLP

650 Town Center Drive, Suite 680

Costa Mesa, CA 92626

Tel: (949) 752-1100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer: ☐	Accelerated filer: ☐	Non-accelerated filer: ☑	Smaller reporting company: ☑
Emerging growth company: ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Focus Universal Inc. is filing this Pre-Effective Amendment No. 1 (the “Amendment”) to its Registration Statement on Form S-3 (Registration Statement No. 333-284048) (the “Registration Statement”) for the sole purpose of incorporating by reference three certain current reports on Form 8-K, filed with the SEC on September 17, 2024, September 18, 2024, and December 18, 2024. Accordingly, this Amendment only consists of the facing page, this explanatory note, Item 12 of Part I and Item 16 of Part II of the Registration Statement, and the signature page. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment.

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Item 12.

INFORMATION INCORPORATED BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to other documents that were filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus (except for any information superseded by information contained directly in this prospectus), and information we subsequently file with the SEC will automatically be deemed to update and supersede this information.

We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and prior to the termination of the offering of the securities described in this prospectus (excluding, in each case, any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules). The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•	The Prospectus Supplement as filed with the SEC on November 19, 2024, and Amendment No. 1 to the Prospectus Supplement filed on November 29, 2024;

•	Our annual report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 1, 2024, and our amended annual report on Form 10-K/A for the year ended December 31, 2023, filed with the SEC on November 29, 2024;

•	Our quarterly reports on Form 10-Q for the quarters ended (i) March 31, 2024 filed with the SEC on May 15, 2024; (ii) June 30, 2024 filed with the SEC on August 14, 2024; September 30, 2024 filed with the SEC on November 7, 2024

•	Our current reports on Form 8-K filed with the SEC on January 11, 2024, January 16, 2024, February 27, 2024, March 22, 2024, April 16, 2024, April 29, 2024, May 13, 2024, June 17, 2024, July 18, 2024, September 17, 2024, September 18, 2024, September 20, 2024, September 26, 2024, November 22, 2024, December 4, 2024 and December 18, 2024.

•	Our definitive proxy statement for the Company’s 2024 annual meeting of shareholders filed with the SEC on October 11, 2024

•	The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on August 30, 2021, and any amendment or report filed with the SEC for the purpose of updating such description.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing us at 2311 East Locust Court, Ontario, CA 91761 or telephoning us at (626) 272-3883.

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Item 16. Exhibits

EXHIBIT NUMBER	DESCRIPTION

1.1	Form of Underwriting Agreement.*
3.1	Articles of Incorporation, as filed with the SEC on December 26, 2013.
3.2	Amended and Restated Bylaws, as filed with the SEC on October 22, 2019.
4.1	Form of Common Stock Certificate.*
4.2	Form of Indenture, as filed with the SEC on December 26, 2024.
4.3	Form of Debt Security.*
4.4	Form of Warrant.*
4.5	Form of Warrant Agreement.*
4.7	Form of Unit Agreement.*
5.1	Opinion of Corporate Securities Legal LLP, as filed with the SEC on December 26, 2024.
23.1	Consent of Weinberg & Company, P.A.**
23.2	Consent of Reliant CPA PC **
23.2	Consent of Corporate Securities Legal LLP. (included in Exhibit 5.1).
24.1	Power of Attorney (set forth on the signature page to this registration statement).
25.1	Form T-1 Statement of Eligibility of Trustee under the Indenture.***

_____________________

* To be filed by amendment or incorporated by reference in connection with the offering of a particular class or series of securities.

** Filed herewith.

*** To be filed, if applicable, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ontario, State of California, on January 6, 2025.

FOCUS UNIVERSAL INC.

By:	/s/ Irving Kau
Irving Kau
Chief Financial Officer and Principal Accounting Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Desheng Wang and Irving Kau, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Desheng Wang	Chief Executive Officer, Secretary, Director	January 6, 2025
Desheng Wang	(Principal Executive Officer)

/s/ Irving Kau	Chief Financial Officer	January 6, 2025
Irving Kau	(Principal Accounting and Financial Officer)

/s/ Edward Lee	Director and Chairman	January 6, 2025
Edward Lee

/s/ Michael Pope	Director	January 6, 2025
Michael Pope

/s/ Sean Warren	Director	January 6, 2025
Sean Warren

/s/ Carine Clark	Director	January 6, 2025
Carine Clark

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